SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Headwaters Incorporated
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                      87-0547337
----------------------------------------       ---------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                    10653 South River Front Parkway, Suite 30
                             South Jordan, UT 84095
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

           Title Of Each Class                  Name Of Each Exchange On Which
           To Be So Registered                  Each Class Is To Be Registered
------------------------------------------    ----------------------------------
 Common Stock, $0.001 par value per share           New York Stock Exchange

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates (if applicable): ___-_____.

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                               -------------------
                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered.

         In response to this item, incorporated by reference is the description of the Common Stock, $0.001 par value per share (the "Common Stock"), of Headwaters Incorporated, a Delaware corporation (the "Registrant"), contained under the caption "Description of Capital Stock" in the Prospectus dated February 8, 2005 that forms a part of the Registrant's Registration Statement on Form S-3 (File No. 333-121829) (the "Registration Statement"), together with the description contained under such caption included in the form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus is incorporated by reference herein.

Item 2. Exhibits.

         The following exhibits are filed as a part of this Registration
Statement:

         3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1.9 to the Registrant's Current Report on Form 8-K, filed March 3,
                  2005).

         3.2      Bylaws of Registrant (incorporated by reference to Exhibit
                  3.2.4 to Registrant's Annual Report on Form 10-K, for the fiscal year ended September 30, 2002, filed December 24,
                  2002).

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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: March 21, 2005                    HEADWATERS INCORPORATED


                                           /s/ KIRK A. BENSON
                                         ---------------------------------------
                                         Kirk A. Benson, Chief Executive Officer
                                         and Chairman of the Board of Directors

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

                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit
------                              -------

3.1 Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1.9 to the Registrant's Current Report on Form 8-K, filed March 3, 2005).

3.2 Bylaws of Registrant (incorporated by reference to Exhibit 3.2.4 to Registrant's Annual Report on Form 10-K, for the fiscal year ended September 30, 2002, filed December 24, 2002).

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